Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports

2013 Results

Full Year Highlights

•	Net revenues increased 0.8%; Organic Net Revenues[1] grew 3.9%, despite a (0.8)pp impact from lower coffee revenues

•	Strong market share performance[2] with nearly 70% of revenues gaining or holding share

•	Emerging markets revenues increased nearly 9%; BRIC markets up nearly 10%

•	Operating Income margin was 11.2%; Adjusted Operating Income[1] margin was 12.0%

•	Diluted EPS was $2.19; Adjusted EPS[1] was $1.51, up 13.5% on a constant currency basis

•	Company repurchased $2.7 billion of shares

•	Net debt reduced by $0.5 billion; tendered and refinanced $3 billion of higher cost debt

Fourth Quarter Highlights

•	Net revenues decreased 0.1%; Organic Net Revenues increased 2.5%, despite a (0.7)pp impact from lower coffee revenues

•	Operating Income margin was 10.6%; Adjusted Operating Income margin increased 2.9 pp to 13.9%

•	Diluted EPS was $1.00; Adjusted EPS was $0.42, up 16% on a constant currency basis

2014 Outlook

•	Organic Net Revenue to grow at or above category growth, approximately 4%

•	Adjusted Operating Income growth of low double digits on a constant currency basis, resulting in an expected Adjusted Operating Income margin in the high 12% range

•	Adjusted EPS of $1.73 to $1.78, up double digits on a constant currency basis

DEERFIELD, Ill. – Feb. 12, 2014 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported 2013 results, in line with recent expectations.

“In our first full year as a global snacking company, we delivered solid revenue growth and strong market share performance in the face of a significant slowdown in our categories as 2013 progressed,” said Irene Rosenfeld, Chairman and CEO. “At the same time, we accelerated investments in emerging markets, strengthened our balance sheet and returned $3.6 billion of cash to our shareholders. Nevertheless, we’re disappointed that our results were below what we and our shareholders originally expected.

“We’re committed to improving results in 2014 and beyond. Specifically, we expect to grow organic revenue at or above our category growth rate, which we estimate at approximately 4 percent in 2014. In addition, we remain focused on increasing efficiency and aggressively reducing costs in both our supply chain and overheads to deliver strong margin gains throughout the year. Although we anticipate near-term economic conditions will remain challenging, the plans we are executing give us great confidence in our potential to significantly expand margins and deliver strong top-line growth in 2014 and the years ahead.”

Full Year Results

Net revenues were $35.3 billion, up 0.8 percent. Operating income increased 9.2 percent to $4.0 billion, while operating income margin was 11.2 percent. Diluted EPS was $2.19, including $0.90 from discontinued operations reflecting the net gain from the resolution of the Starbucks arbitration3.

Organic Net Revenues increased 3.9 percent, driven by strong volume/mix of 3.4 percentage points as well as favorable pricing of 0.5 percentage points. Lower coffee revenues, reflecting the pass-through of lower green coffee costs, tempered growth by 0.8 percentage points. Market share performance was strong with nearly 70 percent of revenues gaining or holding share.

Revenues from emerging markets4 were up 8.8 percent, led by a nearly 10 percent gain in the BRIC markets5. Developed markets6 increased 0.8 percent as growth in North America and Europe was partially offset by a mid-single digit decline in Asia Pacific.

Power Brands grew 6.5 percent. Oreo, Tuc, Club Social, belVita and Barni biscuits, Cadbury Dairy Milk and Lacta chocolate and Tassimo coffee each posted double-digit increases.

Adjusted Operating Income increased 4.7 percent on a constant currency basis. Volume/mix-driven gross profit growth was partially offset by increased investments in sales capabilities and route-to-market expansion as well as the net impact of one-time items7. Adjusted Operating Income margin was 12.0 percent, down 0.2 percentage points, including a negative impact of 0.3 percentage points due to the devaluation of the Venezuelan bolivar.

Adjusted EPS was $1.51, including a negative $0.09 impact from currency. On a constant currency basis, Adjusted EPS increased 13.5 percent, largely reflecting a positive impact of $0.07 from lower taxes and $0.04 from operating gains.

Free Cash Flow excluding items1 was $2.3 billion driven by earnings growth and working capital improvement.

Revision to Net Earnings and EPS

In the first nine months of 2013, the company incorrectly recorded certain non-cash, tax-related items. The company has corrected the recording of these items, which reduced 2013 diluted EPS by $0.03 and Adjusted EPS by $0.02. These corrections have been reflected as revisions to results for prior years8.

Fourth Quarter Results

Net revenues were $9.5 billion, down 0.1 percent. Operating income increased 5.3 percent to $1.0 billion, while operating income margin was 10.6 percent. Diluted EPS was $1.00 including $0.91 from discontinued operations reflecting the net gain from the resolution of the Starbucks arbitration.

Organic Net Revenues increased 2.5 percent, nearly all due to volume/mix. The pass-through of lower coffee commodity costs tempered growth by 0.7 percentage points. Revenues from emerging markets increased 5.9 percent, led by low-teens growth in India and mid-to-high single digit growth in Russia and Brazil. China declined double digits due to weak biscuit performance. Developed markets were up 0.5 percent as growth in North America and Europe was mostly offset by a decline in Asia Pacific.

Power Brands continued to grow faster than the company average, up 4.1 percent, led by Tuc, Club Social, belVita and Barni biscuits, Cadbury Dairy Milk, Milka and Lacta chocolate and Tassimo coffee.

Adjusted Operating Income increased 31.5 percent on a constant currency basis, reflecting overhead reductions, particularly in North America, Europe and corporate functions. Other positive factors included the net impact of one-time items9 and volume/mix-driven gross profit gains. Adjusted Operating Income margin was 13.9 percent, a sequential improvement from the previous quarter, and up 2.9 percentage points versus prior year.

Adjusted EPS was $0.42, including a negative $0.02 impact from currency. On a constant currency basis, Adjusted EPS increased 15.8 percent, mostly reflecting a $0.08 gain from operations. Other positive impacts from gains on sales of property, shares outstanding and interest expense were offset by higher taxes.

Revenue Results by Region

Latin America: Full year net revenues decreased 0.3 percent. Organic Net Revenues grew 12.3 percent mostly driven by pricing, especially in the inflationary economies of Venezuela and Argentina. Brazil grew double digits with a balanced contribution from volume/mix and pricing. The region’s Power Brands grew 13.1 percent, led by Club Social, Oreo and belVita biscuits, Lacta chocolate and Halls candy.

Fourth quarter net revenues decreased 4.5 percent. Organic Net Revenues grew 10.4 percent as pricing in the inflationary economies of Venezuela and Argentina was slightly offset by lower volume/mix in those same geographies. Brazil increased mid-single digits primarily through volume/mix gains. The region’s Power Brands grew 8.4 percent.

Asia Pacific: Full year net revenues decreased 4.1 percent. Organic Net Revenues increased 0.6 percent, as higher volume/mix was mostly offset by lower pricing. India grew low-teens on strength in chocolate. China was up slightly, reflecting weak biscuits results offset by strong performance in gum. Increased promotional activity in Australia/New Zealand and soft gum performance in Japan also tempered revenue growth. The region’s Power Brands increased 6.5 percent driven by Cadbury Dairy Milk chocolate, Tang powdered beverages and Stride gum.

Fourth quarter net revenues decreased 13.3 percent. Organic Net Revenues were down 6.1 percent due to lower pricing across most of the region and unfavorable volume/mix in China. China decreased mid-teens despite strong gum performance as distributors destocked excess biscuit inventory. India was up low-teens as strong chocolate demand drove volume/mix gains. Increased promotional activity in Australia/New Zealand was a key driver of the region’s lower pricing contribution. The region’s Power Brands decreased 5.6 percent primarily due to Oreo biscuits in China.

EEMEA: Full year net revenues increased 4.8 percent. Organic Net Revenues grew 9.2 percent, as strong volume/mix gains were partially offset by lower pricing, mostly from coffee in Eastern Europe. Revenue growth was broad-based with double-digit gains in Russia, and strong growth in Egypt, West Africa, the GCC10 countries and Ukraine. The region’s Power Brands grew 13.6 percent, led by Cadbury Dairy Milk and Milka chocolate, Barni, Oreo, Tuc and belVita biscuits, Jacobs coffee and Tang powdered beverages.

Fourth quarter net revenues increased 2.9 percent. Organic Net Revenues grew 8.2 percent, driven almost entirely by strong volume/mix gains. Russia posted mid-to-high single digit growth driven by coffee and biscuits. The region’s Power Brands grew 11.4 percent.

Europe: Full year net revenues increased 1.8 percent. Organic Net Revenues increased 0.8 percent, as strong volume/mix gains, particularly in chocolate, coffee and biscuits were partially offset by lower pricing in coffee and soft performance in gum. Lower coffee revenues tempered Europe’s growth by 1.9 percentage points. The region’s Power Brands grew 3.6 percent, including double-digit growth in Oreo and chocobakery biscuits, Cadbury Dairy Milk chocolate and Tassimo coffee.

Fourth quarter net revenues increased 4.8 percent. Organic Net Revenues increased 1.0 percent, with continued volume/mix momentum in chocolate, coffee and biscuits. These gains were partially offset by lower pricing in coffee and soft, but improved performance in gum. Lower coffee revenues negatively affected the region’s growth by 2.2 percentage points. The region’s Power Brands grew 3.0 percent.

North America: Full year net revenues increased 1.3 percent. Organic Net Revenues increased 2.9 percent, with strong biscuits and candy growth partially offset by lower gum revenues. The region’s Power Brands grew 3.9 percent fueled by double-digit growth in Oreo, Chips Ahoy! and belVita biscuits.

Fourth quarter net revenues increased 1.5 percent. Organic Net Revenues increased 3.1 percent, driven by strong biscuits volume/mix gains. As expected, gum revenues improved sequentially, but still declined mid-single digits, reflecting stabilization in market shares as most customer shelves have now been reset. The region’s Power Brands grew 4.5 percent.

Share Repurchases

During 2013, the company repurchased $2.7 billion of its common stock, including $1.5 billion from the accelerated share repurchase agreement, at an average price of $33.09 per share.

Outlook

“We expect organic revenues to grow approximately 4 percent in 2014, which is at or above the growth of our categories,” said David Brearton, Executive Vice President and CFO. “While economic conditions are likely to remain difficult, especially in emerging markets, we intend to leverage market share gains to offset potential volatility.

“Additionally, we expect to drive low double-digit growth in Adjusted Operating Income at constant currency, fueled by our focused efforts to reduce overheads, restructure our global supply chain and improve product mix, while continuing to invest in emerging markets. We anticipate this increase will result in an Adjusted Operating Income margin in the high 12 percent range and be the primary lever in delivering Adjusted EPS of $1.73 to $1.7811, up double digits on a constant currency basis.”

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. Access to a live audio webcast with accompanying slides and a replay of the event will be available at www.mondelezinternational.com/Investor.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2013 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; Trident gum; Jacobs coffee and Tang powdered beverages. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

End Notes

1.	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
2.	Market share performance is defined as the percentage of revenues for the biscuits, chocolate, gum, candy, coffee, powdered beverage and cream cheese categories in key markets with share either increasing or flat versus the same prior year period. Based on Global Nielsen data for measured channels for available periods through December 2013.
3.	On December 13, 2013, the independent arbitrator in the dispute between Kraft Foods Group and Starbucks Coffee Company issued a decision and Final Award that Starbucks must pay $2.8 billion in total cash compensation for its unilateral termination of the companies’ license and supply agreement. The award included compensation for the fair market value of the agreement, a premium for improper termination, interest and attorney’s fees. Starbucks has paid the entire amount owed pursuant to the ruling, and Kraft Foods Group directed the recovery awarded to the company. The company recorded a gain, net of taxes, of $1.6 billion during the fourth quarter of 2013.
4.	Emerging markets consist of the Latin America and Eastern Europe, Middle East and Africa regions in their entirety; the Asia Pacific region, excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Poland, Czech & Slovak Republics, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
5.	The BRIC markets are Brazil, Russia, India and China.
6.	Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia Pacific region.

7.	Current year one-time items include the gains on sales of properties in India (Asia Pacific) and the UK, Norway and Italy (Europe), and accounting calendar changes (Europe). Prior year one-time items include the gains on sales of properties in Russia and Turkey (EEMEA), an asset impairment charge related to a trademark in Japan (Asia Pacific), the reversal of a Cadbury reserve accrual (Europe) and proceeds from insurance settlements (Latin America and Asia Pacific). The net impact of these one-time items decreased Adjusted Operating Income growth and Adjusted Operating Income margin by 0.8 pp and 0.2 pp, respectively.
8.	During the fourth quarter, the company determined it needed to revise its results for certain incorrectly recorded non-cash, tax-related items. The impact to previously reported 2013 quarters was a $59 million reduction of net earnings. The impact to fiscal years prior to 2013 was an increase in net earnings which totaled $90 million. Please see the schedules detailing the revisions for the first nine months of 2013 at the end of this press release.
9.	Current year one-time items in the fourth quarter include the gains on sales of properties in India (Asia Pacific) and the UK and Italy (Europe) and accounting calendar changes (Europe). Prior year one-time items include an asset impairment charge related to a trademark in Japan (Asia Pacific). The net impact of these one-time items increased Adjusted Operating Income growth and Adjusted Operating Income margin by 9.2 pp and 1.0 pp, respectively.
10.	The Gulf Cooperation Council (GCC) countries are Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates.
11.	Adjusted EPS guidance of $1.73-$1.78 is based on 2013 average currency rates.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “anticipate,” “estimate,” “intend,” “likely,” “growth,” “deliver,” “outlook,” “guidance” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our future performance, including our future revenue growth, earnings per share and margins; the drivers of our future performance, including cost reductions, productivity and efficiency improvements and investments in emerging markets; economic conditions; category growth; and our Outlook, including 2014 Organic Net Revenue growth, Adjusted Operating Income growth, Adjusted Operating Income margin and Adjusted EPS. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks from operating globally and in emerging markets, continued consumer weakness, continued volatility of commodity and other input costs, pricing actions, continued weakness in economic conditions, business disruptions, increased competition and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We use certain non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We disclose non-GAAP financial measures so that you have the same financial data that we use to assist you in making comparisons to our historical operating results and analyzing our underlying performance.

Our non-GAAP financial measures and corresponding metrics reflect how we evaluate our operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•	“Organic Net Revenues” is defined as net revenues excluding the impacts of acquisitions, divestitures (including businesses under sales agreements and exits of major product lines under a sale or licensing agreement), Integration Program costs, accounting calendar changes and foreign currency rate fluctuations.

•	“Adjusted Gross Profit” is defined as gross profit excluding the impact of pension costs related to obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs and the operating results of divestitures (including businesses under sales agreements and exits of major product lines under a sale or licensing agreement). We also evaluate growth in our Adjusted Gross Profit on a constant currency basis.

•	“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, the benefit from the Cadbury acquisition-related indemnification resolution, gains / losses from divestitures or acquisitions, acquisition-related costs and the operating results of divestitures (including businesses under sales agreements and exits of major product lines under a sale or licensing agreement). We also evaluate growth in our Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•	“Adjusted EPS” (previously referred to as “Operating EPS”) is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, the benefit from the Cadbury acquisition-related indemnification resolution, the loss on debt extinguishment and related expenses, the residual tax impact from the resolution of the Starbucks arbitration, gains / losses from divestitures or acquisitions, acquisition-related costs and net earnings from divestitures (including businesses under sales agreements and exits of major product lines under a sale or licensing agreement), and including an interest expense adjustment related to the Spin-Off transaction. We also evaluate growth in our Adjusted EPS on a constant currency basis.

•	“Free Cash Flow excluding items” is defined as Free Cash Flow (net cash provided by operating activities less capital expenditures) excluding the following: (1) net cash received due to the resolution of the Starbucks arbitration, and (2) the cash payments made for accrued interest and other related fees associated with the debt tendered on December 18, 2013.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, provides you with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s Outlook.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and twelve months ended December 31, 2013 and 2012.

Segment Operating Income

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, the benefit from the Cadbury acquisition-related indemnification resolution (which is a component of selling, general and administrative expenses), gains and losses from divestitures and acquisitions, and acquisition-related costs (which are a component of selling, general and administrative expenses) for all periods presented. The company excludes the unrealized gains and losses on hedging activities from segment operating income in order to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. We exclude general corporate expenses, amortization of intangibles, the benefit from the Cadbury acquisition-related indemnification resolution, gains and losses on divestitures and acquisitions and acquisition-related costs from segment operating income in order to provide better transparency of our segment operating results.

Schedule 1

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$9,488	$9,495	(0.1)%

Cost of sales	5,995	5,945	(0.8)%

Gross profit	3,493	3,550	(1.6)%
Gross profit margin	36.8%	37.4%

Selling, general and administrative expenses	2,294	2,575	10.9%

Asset impairment and exit costs	138	69	(100.0)%

Gains on acquisition and divestitures, net	(2)	(107)	(100.0)%

Amortization of intangibles	53	54	1.9%

Operating income	1,010	959	5.3%
Operating income margin	10.6%	10.1%

Interest and other expense, net	847	295	(100.0+ )%

Earnings from continuing operations before income taxes	163	664	(75.5)%

Provision / (benefit) for income taxes	(7)	68	100.0+ %
Effective tax rate	(4.3)%	10.2%

Earnings from continuing operations	$170	$596	(71.5)%

Earnings from discontinued operations, net of income taxes	1,603	(18)	100.0+ %

Net earnings	$1,773	$578	100.0+ %

Noncontrolling interest	7	9	22.2%

Net earnings attributable to Mondelēz International	$1,766	$569	100.0+ %

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.09	$0.33	(72.7)%
- Discontinued operations	0.92	(0.01)	100.0+ %

Net earnings attributable to Mondelēz International	$1.01	$0.32	100.0+ %

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.09	$0.33	(72.7)%
- Discontinued operations	0.91	(0.01)	100.0+ %

Net earnings attributable to Mondelēz International	$1.00	$0.32	100.0+ %

Average shares outstanding:
Basic	1,743	1,781	2.1%
Diluted	1,761	1,793	1.8%

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Three Months Ended December 31,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures (1)		Impact of Acquisitions (2)		Impact of Accounting Calendar Changes		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$1,337	$—		$—		$—		$209		$1,546
Asia Pacific	1,209	—		—		—		100		1,309
Eastern Europe, Middle East & Africa	1,065	—		(32)		—		55		1,088
Europe	4,033	(2)		—		(19)		(135)		3,877
North America	1,844	(8)		—		—		18		1,854

Mondelēz International	$9,488	$(10)		$(32)		$(19)		$247		$9,674

2012
Latin America	$1,400	$—		$—		$—		$—		$1,400
Asia Pacific	1,394	—		—		—		—		1,394
Eastern Europe, Middle East & Africa	1,035	(29)		—		—		—		1,006
Europe	3,850	(13)		—		—		—		3,837
North America	1,816	(18)		—		—		—		1,798

Mondelēz International	$9,495	$(60)		$—		$—		$—		$9,435

											Organic Growth Drivers
											Vol / Mix		Price
% Change
Latin America	(4.5)%	—	pp	—	pp	—	pp	14.9	pp	10.4%	(1.0	)pp	11.4	pp
Asia Pacific	(13.3)%	—		—		—		7.2		(6.1)%	(1.7)		(4.4)
Eastern Europe, Middle East & Africa	2.9%	3.0		(3.1)		—		5.4		8.2%	8.1		0.1
Europe	4.8%	0.3		—		(0.5)		(3.6)		1.0%	3.0		(2.0)
North America	1.5%	0.6		—		—		1.0		3.1%	3.2		(0.1)

Mondelēz International	(0.1)%	0.6	pp	(0.4	)pp	(0.2	)pp	2.6	pp	2.5%	2.3	pp	0.2	pp

(1)

Includes (a) 2013 divestitures in Turkey, South Africa and Spain and the exit of a product line in North America upon the execution of a licensing agreement; and (b) several 2012 divestitures primarily in Germany, Belgium and Italy as well as in North America.

(2)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended December 31,

($ in millions) (Unaudited)

											% Change
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012- 2014 Restruct- uring Program costs (3)	Operating Income from Divestitures	Gains on Divestitures, net	Acquisition- related costs	As Adjusted (Non- GAAP)	Impact of Currency	As Adjusted Constant FX (Non- GAAP)	As Reported (GAAP)	As Adjusted (Non- GAAP)	As Adjusted Constant FX (Non- GAAP)
2013

Latin America	$145	$25	$—	$12	$—	$—	$—	$182	$44	$226	(31.9)%	(19.1)%	0.4%
Asia Pacific	113	19	—	2	—	—	—	134	20	154	(14.4)%	(10.1)%	3.4%
Eastern Europe, Middle East & Africa	97	20	—	7	—	—	—	124	7	131	(19.2)%	1.6%	7.4%
Europe	521	46	—	62	—	—	—	629	(19)	610	14.5%	27.1%	23.2%
North America	246	—	—	85	(1)	—	—	330	1	331	14.4%	27.4%	27.8%
Unrealized G/(L) on Hedging Activities	7	—	—	—	—	—	—	7	—	7	100.0+ %	100.0+ %	100.0+ %
General corporate expenses	(68)	—	29	—	(1)	—	—	(40)	—	(40)	63.6%	65.8%	65.8%
Amortization of intangibles	(53)	—	—	—	—	—	—	(53)	(1)	(54)	1.9%	1.9%	—
Benefit from indemnification resolution	—	—	—	—	—	—	—	—	—	—	—	—	—
Gains on divestitures, net	2	—	—	—	—	(2)	—	—	—	—	(98.1)%	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—	100.0%	—	—

Mondelēz International	$1,010	$110	$29	$168	$(2)	$(2)	$—	$1,313	$52	$1,365	5.3%	26.5%	31.5%

2012

Latin America	$213	$10	$2	$—	$—	$—	$—	$225	$—	$225
Asia Pacific	132	17	—	—	—	—	—	149	—	149
Eastern Europe, Middle East & Africa	120	7	—	—	(5)	—	—	122	—	122
Europe	455	38	1	6	(5)	—	—	495	—	495
North America	215	2	9	37	(4)	—	—	259	—	259
Unrealized G/(L) on Hedging Activities	(41)	—	—	—	—	—	—	(41)	—	(41)
General corporate expenses	(187)	2	67	(2)	3	—	—	(117)	—	(117)
Amortization of intangibles	(54)	—	—	—	—	—	—	(54)	—	(54)
Benefit from indemnification resolution	—	—	—	—	—	—	—	—	—	—
Gains on divestitures, net	107	—	—	—	—	(107)	—	—	—	—
Acquisition-related costs	(1)	—	—	—	—	—	1	—	—	—

Mondelēz International	$959	$76	$79	$41	$(11)	$(107)	$1	$1,038	$—	$1,038

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 4

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Three Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin- Off Costs (2)	Spin-Off Interest Adjustment (2)	2012-2014 Restructuring Program Costs (3)	Loss on Debt Extinguishment and related expenses (4)	Residual Tax Associated with Starbucks Arbitration	Net Earnings from Divestitures	Gains on Divestitures, net	Acquisition- related costs	As Adjusted (Non- GAAP)
2013
Operating income	$1,010	$110	$29	$—	$168	$—	$—	$(2)	$(2)	$—	$1,313
Operating income margin	10.6%										13.9%
Interest and other expense, net	847	—	—	—	—	(612)	—	—	—	—	235

Earnings from continuing operations before income taxes	163	110	29	—	168	612	—	(2)	(2)	—	1,078
Provision for income taxes	(7)	23	13	—	40	224	36	—	—	—	329
Effective tax rate	(4.3)%										30.5%

Earnings from continuing operations	170	87	16	—	128	388	(36)	(2)	(2)	—	749
Noncontrolling interest	7	—	—	—	—	—	—	—	—	—	7

Net earnings attributable to Mondelēz International from continuing operations	$163	$87	$16	$—	$128	$388	$(36)	$(2)	$(2)	$—	$742

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.09	$0.05	$0.01	$—	$0.07	$0.22	$(0.02)	$—	$—	$—	$0.42
Average shares outstanding:
Diluted	1,761

2012
Operating income	$959	$76	$79	$—	$41	$—	$—	$(11)	$(107)	$1	$1,038
Operating income margin	10.1%										11.0%
Interest and other expense, net	295	—	10	(26)	—	—	—	—	—	—	279

Earnings from continuing operations before income taxes	664	76	69	26	41	—	—	(11)	(107)	1	759
Provision for income taxes	68	10	17	10	15	—	—	(2)	(48)	—	70
Effective tax rate	10.2%										9.2%

Earnings from continuing operations	596	66	52	16	26	—	—	(9)	(59)	1	689
Noncontrolling interest	9	—	—	—	—	—	—	—	—	—	9

Net earnings attributable to Mondelēz International from continuing operations	$587	$66	$52	$16	$26	$—	$—	$(9)	$(59)	$1	$680

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.33	$0.04	$0.03	$0.01	$0.01	$—	$—	$(0.01)	$(0.03)	$—	$0.38
Average shares outstanding:
Diluted	1,793

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	On December 18, 2013, the company completed a $3.4 billion cash tender offer for some of its outstanding high coupon long term debt. The company recorded a pre-tax loss on debt extinguishment and related expenses of $612 million for the amount paid in excess of the carrying value of the debt and the recognition of the remaining unamortized financing and related costs.

Schedule 5

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended December 31,

($ in millions, except percentages) (Unaudited)

	2013							2012
	As Reported (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divestitures	Gains on Divestitures, net	As Adjusted (Non- GAAP)	As Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divestitures	Gains on Divestitures, net	Acquisition- related costs	As Adjusted (Non- GAAP)
Mondelēz International
Operating Income	$1,010	$110	$29	$168	$(2)	$(2)	$1,313	$959	$76	$79	$41	$(11)	$(107)	$1	$1,038
Growth vs. Prior Year	5.3%						26.5%
Operating Income Margin	10.6%						13.9%	10.1%							11.0%
Latin America
Segment Operating Income	$145	$25	$—	$12	$—	$—	$182	$213	$10	$2	$—	$—	$—	$—	$225
Growth vs. Prior Year	(31.9)%						(19.1)%
Segment Operating Income Margin	10.8%						13.6%	15.2%							16.1%
Asia Pacific
Segment Operating Income	$113	$19	$—	$2	$—	$—	$134	$132	$17	$—	$—	$—	$—	$—	$149
Growth vs. Prior Year	(14.4)%						(10.1)%
Segment Operating Income Margin	9.3%						11.1%	9.5%							10.7%
Eastern Europe, Middle East & Africa
Segment Operating Income	$97	$20	$—	$7	$—	$—	$124	$120	$7	$—	$—	$(5)	$—	$—	$122
Growth vs. Prior Year	(19.2)%						1.6%
Segment Operating Income Margin	9.1%						11.6%	11.6%							12.1%
Europe
Segment Operating Income	$521	$46	$—	$62	$—	$—	$629	$455	$38	$1	$6	$(5)	$—	$—	$495
Growth vs. Prior Year	14.5%						27.1%
Segment Operating Income Margin	12.9%						15.6%	11.8%							12.9%
North America
Segment Operating Income	$246	$—	$—	$85	$(1)	$—	$330	$215	$2	$9	$37	$(4)	$—	$—	$259
Growth vs. Prior Year	14.4%						27.4%
Segment Operating Income Margin	13.3%						18.0%	11.8%							14.4%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 6

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Three Months Ended December 31,

($ in millions) (Unaudited)

									% Growth
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Impact of Divestitures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$9,488	$—	$—	$—	$(10)	$9,478
Gross Profit	$3,493	$20	$—	$8	$(3)	$3,518	$78	$3,596	(1.6)%	(0.9)%	1.3%
Gross Profit Margin	36.8%					37.1%
2012
Net Revenues	$9,495	$—	$—	$—	$(60)	$9,435
Gross Profit	$3,550	$14	$—	$2	$(17)	$3,549
Gross Profit Margin	37.4%					37.6%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 7

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Three Months Ended December 31, 2012 (GAAP)	$0.32
Discontinued operations, net of income taxes	(0.01)

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended December 31, 2012 (GAAP)	0.33

Integration Program and other acquisition integration costs (1)	0.04

Spin-Off Costs (2)	0.03

Spin-Off related adjustments (3)	0.01

2012-2014 Restructuring Program costs (4)	0.01

Gains on acquisition and divestitures, net	(0.03)

Net earnings from divestitures	(0.01)

Adjusted EPS for the Three Months Ended December 31, 2012 (Non-GAAP)	0.38

Increase in operations	0.08

Gains on sales of property in 2013	0.03

Intangible asset impairment charge	0.01

Unrealized gains/(losses) on hedging activities	0.02

Lower interest expense and other expense, net	0.02

Changes in shares outstanding	0.01

Changes in income taxes	(0.11)

Adjusted EPS for the Three Months Ended December 31, 2013 (Constant Currency)	0.44	15.8%
Unfavorable foreign currency—translation (5)	(0.02)

Adjusted EPS for the Three Months Ended December 31, 2013 (Non-GAAP)	0.42	10.5%

Integration Program and other acquisition integration costs (1)	(0.05)

Spin-Off Costs (2)	(0.01)

2012-2014 Restructuring Program costs (4)	(0.07)

Loss on debt extinguishment and related expenses(6)	(0.22)

Residual tax impact associated with Starbucks arbitration resolution	0.02

Acquisition-related costs	—

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended December 31, 2013 (GAAP)	0.09	(72.7)%
Discontinued operations, net of income taxes	0.91

Diluted EPS Attributable to Mondelēz International for the Three Months Ended December 31, 2013 (GAAP)	$1.00	100.0+%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $107 million, or $84 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended December 31, 2013, as compared to $76 million, or $66 million after-tax for the three months ended December 31, 2012. We also incurred $3 million of integration costs during the three months ended December 31, 2013, associated with the acquisition of the biscuit operation in Morocco.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the three months ended December 31, 2013 were $29 million, or $16 million after-tax, as compared to $69 million or $52 million after-tax for the three months ended December 31, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the three months ended December 31, 2013, were $168 million, or $128 million after-tax as compared to $41 million, or $26 million after-tax for the three months ended December 31, 2012.

(5)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(6)

On December 18, 2013, the company completed a $3.4 billion cash tender offer for some of its outstanding high coupon long term debt. The company recorded a pre-tax loss on debt extinguishment and related expenses of $612 million for the amount paid in excess of the carrying value of the debt and the recognition of the remaining unamortized financing and related costs.

Schedule 8

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Twelve Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$35,299	$35,015	0.8%

Cost of sales	22,189	21,939	(1.1)%

Gross profit	13,110	13,076	0.3%
Gross profit margin	37.1%	37.3%

Selling, general and administrative expenses	8,679	9,176	5.4%

Asset impairment and exit costs	273	153	(78.4)%

Gains on acquisition and divestitures, net	(30)	(107)	(100.0)%

Amortization of intangibles	217	217	—

Operating income	3,971	3,637	9.2%
Operating income margin	11.2%	10.4%

Interest and other expense, net	1,579	1,863	15.2%

Earnings from continuing operations before income taxes	2,392	1,774	34.8%

Provision / (benefit) for income taxes	60	168	64.3%
Effective tax rate	2.5%	9.5%

Earnings from continuing operations	$2,332	$1,606	45.2%

Earnings from discontinued operations, net of income taxes	1,603	1,488	7.7%

Net earnings	$3,935	$3,094	27.2%

Noncontrolling interest	20	27	25.9%

Net earnings attributable to Mondelēz International	$3,915	$3,067	27.7%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$1.30	$0.90	44.4%
- Discontinued operations	0.91	0.83	9.6%

Net earnings attributable to Mondelēz International	$2.21	$1.73	27.7%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$1.29	$0.88	46.6%
- Discontinued operations	0.90	0.83	8.4%

Net earnings attributable to Mondelēz International	$2.19	$1.71	28.1%

Average shares outstanding:
Basic	1,774	1,777	0.2%
Diluted	1,789	1,789	—

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures (1)		Impact of Acquisitions (2)		Impact of Accounting Calendar Changes		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$5,382	$—		$—		$—		$678		$6,060
Asia Pacific	4,952	—		—		—		245		5,197
Eastern Europe, Middle East & Africa	3,915	(20)		(93)		—		171		3,973
Europe	14,059	(11)		—		(38)		(289)		13,721
North America	6,991	(39)		—		—		35		6,987

Mondelēz International	$35,299	$(70)		$(93)		$(38)		$840		$35,938

2012
Latin America	$5,396	$—		$—		$—		$—		$5,396
Asia Pacific	5,164	—		—		—		—		5,164
Eastern Europe, Middle East & Africa	3,735	(96)		—		—		—		3,639
Europe	13,817	(209)		—		—		—		13,608
North America	6,903	(110)		—		—		—		6,793

Mondelēz International	$35,015	$(415)		$—		$—		$—		$34,600

											Organic Growth Drivers
											Vol / Mix		Price
% Change
Latin America	(0.3)%	—	pp	—	pp	—	pp	12.6	pp	12.3%	0.9	pp	11.4	pp
Asia Pacific	(4.1)%	—		—		—		4.7		0.6%	2.5		(1.9)
Eastern Europe, Middle East & Africa	4.8%	2.2		(2.5)		—		4.7		9.2%	11.0		(1.8)
Europe	1.8%	1.4		—		(0.3)		(2.1)		0.8%	3.2		(2.4)
North America	1.3%	1.0		—		—		0.6		2.9%	2.5		0.4

Mondelēz International	0.8%	1.0	pp	(0.2	)pp	(0.1	)pp	2.4	pp	3.9%	3.4	pp	0.5	pp

(1)

Includes (a) 2013 divestitures in Turkey, South Africa and Spain and the exit of a product line in North America upon the execution of a licensing agreement; and (b) several 2012 divestitures primarily in Germany, Belgium and Italy as well as in North America.

(2)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 10

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

												% Change
	As Reported/Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Net Benefit from Indemnification Resolution (4)	Operating Income from Divestitures	Gains on Acquisition and Divestitures, net (5)	Acquisition- related costs	As Adjusted (Non- GAAP)	Impact of Currency	As Adjusted Constant FX (Non- GAAP)	As Reported (GAAP)	As Adjusted (Non- GAAP)	As Adjusted Constant FX (Non- GAAP)
2013
Latin America	$570	$33	$—	$21	$—	$—	$—	$—	$624	$174	$798	(25.9)%	(23.3)%	(2.0)%
Asia Pacific	512	41	—	2	—	—	—	—	555	38	593	(22.1)%	(22.5)%	(17.2)%
Eastern Europe, Middle East & Africa	379	56	—	14	—	7	—	—	456	25	481	(25.1)%	(12.0)%	(7.1)%
Europe	1,699	88	—	131	—	(2)	—	—	1,916	(42)	1,874	(3.6)%	8.7%	6.3%
North America	889	1	—	160	—	(11)	—	—	1,039	4	1,043	13.8%	11.0%	11.4%
Unrealized G/(L) on Hedging Activities	62	—	—	—	—	—	—	—	62	—	62	100.0+ %	100.0+ %	100.0+ %
General corporate expenses (6)	(287)	1	62	2	—	—	—	—	(222)	2	(220)	60.6%	30.0%	30.6%
Amortization of intangibles	(217)	—	—	—	—	—	—	—	(217)	(1)	(218)	—	—	(0.5)%
Benefit from indemnification resolution	336	—	—	—	(336)	—	—	—	—	—	—	100.0%	—	—
Gains on acquisition and divestitures, net	30	—	—	—	—	—	(30)	—	—	—	—	72.0%	—	—
Acquisition-related costs	(2)	—	—	—	—	—	—	2	—	—	—	(100.0)%	—	—

Mondelēz International	$3,971	$220	$62	$330	$(336)	$(6)	$(30)	$2	$4,213	$200	$4,413	9.2%	—	4.7%

2012
Latin America	$769	$30	$8	$7	$—	$—	$—	$—	$814	$—	$814
Asia Pacific	657	40	19	—	—	—	—	—	716	—	716
Eastern Europe, Middle East & Africa	506	13	—	—	—	(1)	—	—	518	—	518
Europe	1,762	47	1	6	—	(53)	—	—	1,763	—	1,763
North America	781	6	77	98	—	(26)	—	—	936	—	936
Unrealized G/(L) on Hedging Activities	1	—	—	—	—	—	—	—	1	—	1
General corporate expenses	(728)	4	407	(1)	—	1	—	—	(317)	—	(317)
Amortization of intangibles	(217)	—	—	—	—	—	—	—	(217)	—	(217)
Benefit from indemnification resolution	—	—	—	—	—	—	—	—	—	—	—
Gains on acquisition and divestitures, net	107	—	—	—	—	—	(107)	—	—	—	—

Acquisition-related costs	(1)	—	—	—	—	—	—	1	—	—	—

Mondelēz International	$3,637	$140	$512	$110	$—	$(79)	$(107)	$1	$4,214	$—	$4,214

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $363 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $22 million of tax expense for an impact of $0.20 per diluted share.
(5)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the twelve months ended December 31, 2013, the company divested a salty snack business in Turkey, a confectionery business in South Africa and a chocolate business in Spain. A pre-tax gain of $8 million was recorded in connection with these divestitures.
(6)	General corporate expenses include corporate functions and project expenses as well as other general corporate expenses. For the twelve months ended December 31, 2013, corporate functions and project expenses decreased $69 million from $277 million to $208 million.

Schedule 11

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Twelve Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin- Off Costs (2)	Spin- Off Pension Adjust- ment (2)	Spin- Off Interest Adjust- ment (2)	2012-2014 Restructuring Program Costs (3)	Net Benefit from Indemnification Resolution (4)	Loss on Debt Extinguishment and related expenses (5)	Residual Tax Associated with Starbucks Arbitration	Net Earnings from Divestitures	Gains on Acquisition and Divestitures, net (6)	Acquisition- related costs	As Adjusted (Non- GAAP)
2013
Operating income	$3,971	$220	$62	$—	$—	$330	$(336)	$—	$—	$(6)	$(30)	$2	$4,213
Operating income margin	11.2%												12.0%
Interest and other expense, net	1,579	—	—	—	—	—	49	(612)	—	—	—	(5)	1,011

Earnings from continuing operations before income taxes	2,392	220	62	—	—	330	(385)	612	—	(6)	(30)	7	3,202
Provision for income taxes	60	45	23	—	—	82	(22)	224	36	(2)	39	—	485
Effective tax rate	2.5%												15.1%

Earnings from continuing operations	2,332	175	39	—	—	248	(363)	388	(36)	(4)	(69)	7	2,717
Noncontrolling interest	20	—	—	—	—	—	—	—	—	—	—	—	20

Net earnings attributable to Mondelēz International from continuing operations	$2,312	$175	$39	$—	$—	$248	$(363)	$388	$(36)	$(4)	$(69)	$7	$2,697

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$1.29	$0.10	$0.02	$—	$—	$0.14	$(0.20)	$0.22	$(0.02)	$—	$(0.04)	$—	$1.51
Average shares outstanding:
Diluted	1,789

2012
Operating income	$3,637	$140	$444	$68	$—	$110	$—	$—	$—	$(79)	$(107)	$1	$4,214
Operating income margin	10.4%												12.2%
Interest and other expense, net	1,863	—	(609)	—	(161)	—	—	—	—	—	—	—	1,093

Earnings from continuing operations before income taxes	1,774	140	1,053	68	161	110	—	—	—	(79)	(107)	1	3,121
Provision for income taxes	168	6	347	26	60	40	—	—	—	(20)	(48)	—	579
Effective tax rate	9.5%												18.6%

Earnings from continuing operations	1,606	134	706	42	101	70	—	—	—	(59)	(59)	1	2,542
Noncontrolling interest	27	—	—	—	—	—	—	—	—	—	—	—	27

Net earnings attributable to Mondelēz International from continuing operations	$1,579	$134	$706	$42	$101	$70	$—	$—	$—	$(59)	$(59)	$1	$2,515

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.88	$0.08	$0.39	$0.02	$0.06	$0.04	$—	$—	$—	$(0.03)	$(0.03)	$—	$1.41
Average shares outstanding:
Diluted	1,789

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $363 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $22 million of tax expense for an impact of $0.20 per diluted share.
(5)	On December 18, 2013, the company completed a $3.4 billion cash tender offer for some of its outstanding high coupon long term debt. The company recorded a pre-tax loss on debt extinguishment and related expenses of $612 million for the amount paid in excess of the carrying value of the debt and the recognition of the remaining unamortized financing and related costs.
(6)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the twelve months ended December 31, 2013, the company divested a salty snack business in Turkey, a confectionery business in South Africa and a chocolate business in Spain. A pre-tax gain of $8 million was recorded in connection with these divestitures.

Schedule 12

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Twelve Months Ended December 31,

($ in millions, except percentages) (Unaudited)

	2013									2012
	As Reported (GAAP)	Integra- tion Program and other Acqui- sition Integra- tion costs (1)	Spin -Off Costs and Related Adjust- ments (2)	2012- 2014 Restruc- turing Program costs (3)	Net Benefit from Indemnifi- cation Resolu- tion (4)	Operating Income from Dives- titures	Gains on Acquisi- tion and Dives- titures, net (5)	Acquisi tion- related costs	As Adjusted (Non- GAAP)	As Revised (GAAP)	Integra tion Program and other Acquisi- tion Integra- tion costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012- 2014 Restruc- turing Program costs (3)	Operating Income from Dives- titures	Gains on Acquisi- tion and Divesti- tures, net (5)	Acqui- sition- related costs	As Adjusted (Non- GAAP)
Mondelēz International
Operating Income	$3,971	$220	$62	$330	$(336)	$(6)	$(30)	$2	$4,213	$3,637	$140	$512	$110	$(79)	$(107)	$1	$4,214
Growth vs. Prior Year	9.2%								(0.0)%
Operating Income Margin	11.2%								12.0%	10.4%							12.2%
Latin America
Segment Operating Income	$570	$33	$—	$21	$—	$—	$—	$—	$624	$769	$30	$8	$7	$—	$—	$—	$814
Growth vs. Prior Year	(25.9)%								(23.3)%
Segment Operating Income Margin	10.6%								11.6%	14.3%							15.1%
Asia Pacific
Segment Operating Income	$512	$41	$—	$2	$—	$—	$—	$—	$555	$657	$40	$19	$—	$—	$—	$—	$716
Growth vs. Prior Year	(22.1)%								(22.5)%
Segment Operating Income Margin	10.3%								11.2%	12.7%							13.9%
Eastern Europe, Middle East & Africa
Segment Operating Income	$379	$56	$—	$14	$—	$7	$—	$—	$456	$506	$13	$—	$—	$(1)	$—	$—	$518
Growth vs. Prior Year	(25.1)%								(12.0)%
Segment Operating Income Margin	9.7%								11.7%	13.5%							14.2%
Europe
Segment Operating Income	$1,699	$88	$—	$131	$—	$(2)	$—	$—	$1,916	$1,762	$47	$1	$6	$(53)	$—	$—	$1,763
Growth vs. Prior Year	(3.6)%								8.7%
Segment Operating Income Margin	12.1%								13.6%	12.8%							13.0%
North America
Segment Operating Income	$889	$1	$—	$160	$—	$(11)	$—	$—	$1,039	$781	$6	$77	$98	$(26)	$—	$—	$936
Growth vs. Prior Year	13.8%								11.0%
Segment Operating Income Margin	12.7%								14.9%	11.3%							13.8%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $363 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $22 million of tax expense for an impact of $0.20 per diluted share.
(5)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the twelve months ended December 31, 2013, the company divested a salty snack business in Turkey, a confectionery business in South Africa and a chocolate business in Spain. A pre-tax gain of $8 million was recorded in connection with these divestitures.

Schedule 13

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

									% Growth
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Impact of Divestitures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$35,299	$—	$—	$—	$(70)	$35,229
Gross Profit	$13,110	$58	$—	$10	$(18)	$13,160	$286	$13,446	0.3%	1.0%	3.2%
Gross Profit Margin	37.1%					37.4%

2012
Net Revenues	$35,015	$—	$—	$—	$(415)	$34,600
Gross Profit	$13,076	$28	$33	$2	$(115)	$13,024
Gross Profit Margin	37.3%					37.6%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 14

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Twelve Months Ended December 31, 2012 (GAAP)	$1.71
Discontinued operations, net of income taxes	0.83

Diluted EPS Attributable to Mondelēz International from continuing operations for the Twelve Months Ended December 31, 2012 (GAAP)	0.88

Integration Program and other acquisition integration costs (1)	0.08

Spin-Off Costs (2)	0.39

Spin-Off related adjustments (3)	0.08

2012-2014 Restructuring Program costs (4)	0.04

Gains on acquisition and divestitures, net	(0.03)

Net earnings from divestitures	(0.03)

Adjusted EPS for the Twelve Months Ended December 31, 2012 (Non-GAAP)	1.41

Increase in operations	0.04

Gains on sales of property in 2013	0.03

Gains on sales of property in 2012	(0.03)

Intangible asset impairment charge in 2012	0.02

Unrealized gains/(losses) on hedging activities	0.03

Lower interest and other expense, net	0.03

Changes in shares outstanding	—

Changes in income taxes	0.07

Adjusted EPS for the Twelve Months Ended December 31, 2013 (Constant Currency)	1.60	13.5%
Unfavorable foreign currency—translation (5)	(0.06)
Unfavorable foreign currency—Venezuela net monetary assets	(0.03)

Adjusted EPS for the Twelve Months Ended December 31, 2013 (Non-GAAP)	1.51	7.1%

Integration Program and other acquisition integration costs (1)	(0.10)

Spin-Off Costs (2)	(0.02)

2012-2014 Restructuring Program costs (4)	(0.14)

Net earnings from divestitures	—

Net Benefit from Indemnification Resolution (6)	0.20

Loss on debt extinguishment and related expenses (7)	(0.22)

Residual tax impact associated with Starbucks arbitration resolution	0.02

Gains on acquisition and divestitures, net (8)	0.04

Acquisition-related costs	—

Diluted EPS Attributable to Mondelēz International from continuing operations for the Twelve Months Ended December 31, 2013 (GAAP)	1.29	46.6%
Discontinued operations, net of income taxes	0.90

Diluted EPS Attributable to Mondelēz International for the Twelve Months Ended December 31, 2013 (GAAP)	$2.19	28.1%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $216 million, or $171 million after-tax including certain tax costs associated with the integration of Cadbury, for the twelve months ended December 31, 2013, as compared to $140 million, or $134 million after-tax for the twelve months ended December 31, 2012. We also incurred $4 million of integration costs during the twelve months ended December 31, 2013, associated with the acquisition of the biscuit operation in Morocco.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the twelve months ended December 31, 2013 were $62 million, or $38 million after-tax, as compared to $1,053 million or $706 million after-tax for the twelve months ended December 31, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the twelve months ended December 31, 2013, were $330 million, or $248 million after-tax as compared to $110 million, or $70 million after-tax for the twelve months ended December 31, 2012.

(5)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(6)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $363 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $22 million of tax expense for an impact of $0.20 per diluted share, in the twelve months ended December 31, 2013.

(7)

On December 18, 2013, the company completed a $3.4 billion cash tender offer for some of its outstanding high coupon long term debt. The company recorded a pre-tax loss on debt extinguishment and related expenses of $612 million for the amount paid in excess of the carrying value of the debt and the recognition of the remaining unamortized financing and related costs.

(8)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the twelve months ended December 31, 2013, the company divested a salty snack business in Turkey, a confectionery business in South Africa and a chocolate business in Spain. A pre-tax gain of $8 million was recorded in connection with these divestitures.

Schedule 15

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Provided by Operating Activities to Free Cash Flow excluding items

For the Twelve Months Ended December 31, 2013

($ in millions) (Unaudited)

Net Cash Provided by Operating Activities (GAAP)	$6,410

Capital Expenditures	(1,622)

Free Cash Flow (Non-GAAP)	$4,788

Items
Cash impact of the resolution of the Starbucks arbitration (1)	(2,616)

Cash payments for accrued interest and other related fees associated with debt tendered as of December 18, 2013. (2)	81

Free Cash Flow excluding items (Non-GAAP)	$2,253

(1)

During the fourth quarter of 2013, the dispute with Starbucks Coffee Company was resolved. The amount noted above reflects the cash received from Starbucks of $2,764 million net of $148 million attorney’s fees paid.

(2)

On December 18, 2013, the company completed a $3.4 billion cash tender offer for some of its outstanding high coupon long-term debt. The amount above reflects the cash payments associated with accrued interest and other related fees.

Schedule 16

Mondelēz International Inc. and Subsidiaries

Select Balance Sheet Items

($ in millions) (Unaudited)

Working Capital Items			Cash and Debt
	December 31,	December 31,		December 31,	December 31,
	2013	2012		2013	2012
Receivables, net	$5,403	$6,129	Short-term borrowings	$1,636	$274
Inventories, net	3,743	3,741	Current portion of long-term debt	1,003	3,577
Accounts payable	5,345	4,642	Long-term debt	14,482	15,574

			Total Debt	$17,121	$19,425
Net Working Capital Items	$3,801	$5,228	Cash and cash equivalents	2,664	4,475

			Net Debt (1)	$14,457	$14,950

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 17

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Three Months Ended March 31, 2013

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)	Prior Period Tax Revisions	As Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	2012-2014 Restructuring Program Costs (3)	Net Earnings from Divestitures	Gain on Acquisition (4)	Acquisition- related costs	As Adjusted (Non-GAAP)
Operating income	$834	$—	$834	$21	$9	$44	$1	$(22)	$2	$889
Operating income margin	9.5%		9.5%							10.2%
Interest and other expense, net	279	—	279	—	—	—	—	—	(5)	274

Earnings from continuing operations before income taxes	555	—	555	21	9	44	1	(22)	7	615
Provision for income taxes	(19)	32	13	4	4	11	—	—	—	32
Effective tax rate	(3.4)%		2.3%							5.2%

Earnings from continuing operations	574	(32)	542	17	5	33	1	(22)	7	583
Noncontrolling interest	6	—	6	—	—	—	—	—	—	6

Net earnings attributable to Mondelēz International from continuing operations	$568	$(32)	$536	$17	$5	$33	$1	$(22)	$7	$577

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.32	$(0.02)	$0.30	$0.01	$—	$0.02	$—	$(0.01)	$—	$0.32
Average shares outstanding:
Diluted	1,798		1,798

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business.
(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition.

Schedule 18

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Three Months Ended June 30, 2013

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)	Prior Period Tax Revisions	As Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	2012-2014 Restructuring Program Costs (3)	Net Earnings from Divestitures	Gains on Divestitures, net (4)	As Adjusted (Non-GAAP)
Operating income	$865	$—	$865	$53	$15	$55	$(3)	$(6)	$979
Operating income margin	10.1%		10.1%						11.4%
Interest and other expense, net	235	—	235	—	—	—	—	—	235

Earnings from continuing operations before income taxes	630	—	630	53	15	55	(3)	(6)	744
Provision for income taxes	13	15	28	11	(1)	15	(1)	39	91
Effective tax rate	2.1%		4.4%						12.2%

Earnings from continuing operations	617	(15)	602	42	16	40	(2)	(45)	653
Noncontrolling interest	1	—	1	—	—	—	—	—	1

Net earnings attributable to Mondelēz International from continuing operations	$616	$(15)	$601	$42	$16	$40	$(2)	$(45)	$652

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.34	$(0.01)	$0.33	$0.02	$0.01	$0.02	$—	$(0.02)	$0.36
Average shares outstanding:
Diluted	1,803		1,803

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

During the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 19

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Three Months Ended September 30, 2013

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)	Prior Period Tax Revisions	As Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	2012-2014 Restructuring Program Costs (3)	Net Benefit from Indemnification Resolution (4)	Net Earnings from Divestitures	As Adjusted (Non-GAAP)
Operating income	$1,262	$—	$1,262	$36	$9	$63	$(336)	$(2)	$1,032
Operating income margin	14.9%		14.9%						12.2%
Interest and other expense, net	218	—	218	—	—	—	49	—	267

Earnings from continuing operations before income taxes	1,044	—	1,044	36	9	63	(385)	(2)	765
Provision for income taxes	14	12	26	7	7	16	(22)	(1)	33
Effective tax rate	1.3%		2.5%						4.3%

Earnings from continuing operations	1,030	(12)	1,018	29	2	47	(363)	(1)	732
Noncontrolling interest	6	—	6	—	—	—	—	—	6

Net earnings attributable to Mondelēz International from continuing operations	$1,024	$(12)	$1,012	$29	$2	$47	$(363)	$(1)	$726

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.57	$(0.01)	$0.56	$0.01	$—	$0.03	$(0.20)	$—	$0.40
Average shares outstanding:
Diluted	1,794		1,794

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $363 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $22 million of tax expense for an impact of $0.20 per diluted share.